EXHIBIT 10.23

Shelby County, Tennessee

OPTION TO PURCHASE AGREEMENT

THIS OPTION TO PURCHASE AGREEMENT (this “Agreement”), is made as of this 17th day of July 2002, by and between DAN PALMER AND EDWARD A. LABRY III, jointly and severally, individuals having an address of 2525 Horizon Lake Drive, Memphis, TN 38133 (collectively, together with their respective heirs, permitted assigns and/or designee(s), referred to herein as the “Optionor”) and CONCORD EFS, INC., a Delaware corporation with offices at 1100 Carr Road, Wilmington, Delaware 19809 (together with its permitted successors, assigns and/or designee(s), “Optionee”).

BACKGROUND

A.  Optionor, contemporaneously with the execution of this Agreement, is purchasing:

i.    An approximately 37.609 acre parcel of ground located on the south side of Goodlett Farms Parkway and the east side of Charles Bryan Road in Shelby County, Memphis, Tennessee, together with any improvements constructed thereon and all easements, rights and privileges appurtenant thereto (collectively, the “Reaves Land”), which constitutes a portion of an approximately 62.363 acre parcel, consisting of the following five (5) Shelby County tax parcels; (i) district 2, block 7, parcel 298, (ii) district 2, block 7, parcel 115, (iii) district 2, block 7, parcel 244, (iv) district 2, block 7, parcel 270, and (v) district 2, block 7, parcel 271 (collectively, the “Reaves Tract”) as more particularly described on Exhibit A-1 attached hereto; and

ii.    An approximately 1.496 acre parcel of ground contiguous to the Reaves Land located on the south side of Goodlett Farms Parkway and the east side of Charles Bryan Road in Shelby County, Memphis, Tennessee, together with any improvements constructed thereon and all easements, rights and privileges appurtenant thereto (collectively, the “Appling Land”, and together with the Reaves Land, the “Land”), which constitutes a portion of an approximately 3.624 acre parcel, also designated as the following Shelby County tax parcel: district 2, block 7, parcel 296 (collectively the “Appling Tract”, and collectively with the Reaves Tract, the “Tracts”) as more particularly described on Exhibit A-2 attached hereto.

B.  Optionee, contemporaneously with the execution of this Agreement, is purchasing the balance of the Tracts (collectively the “Concord Land”) consisting of (i) an approximately 24.754 acre parcel of the Reaves Tract and (ii) an approximately 2.128 acre parcel of the Appling Tract, both as more particularly described on Exhibit A-3 attached hereto. Optionee will be constructing an approximately 180,000 square foot headquarters office (including warehouse space) and data center, together with appurtenant parking and related improvements, on the Concord Land.

C.  Optionor wishes to grant unto Optionee the option to purchase the Land together with licenses, approvals and warranties, if any, relating thereto (collectively, the “Intangible

Property”; and together with the Land, the “Property”) upon the terms and conditions set forth herein, and Optionee wishes to accept such option to purchase.

TERMS

NOW, THEREFORE, Optionor, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby grants unto Optionee the option to purchase the Property on the terms hereinafter set forth.

1.	Grant of Option.

Optionor hereby irrevocably grants unto Optionee and Optionee hereby accepts from Optionor, the exclusive and irrevocable right and option (the “Option”) to purchase the Property upon the terms and conditions set forth herein.

2.	Consideration for Option.

In consideration for the Option granted herein, Optionee has, among other things, simultaneous with the execution hereof, paid to Optionor the sum of One Thousand Dollars and no/100 ($1,000.00) (the “Option Payment”), receipt of which is hereby acknowledged by Optionor.

3.	Term; Exercise of Option.

Optionee shall have the right to exercise the Option at any time on or after the date of this Agreement for a period of five (5) years from the date hereof (the “Option Period”). It is hereby acknowledged and agreed that the Option hereby granted constitutes a present and absolute grant of the Option as of the date hereof. Optionee shall exercise the Option by delivering written notice thereof (the “Exercise Notice”) to Optionor, which notice shall specify (a) Optionee’s initial determination of the Purchase Price (as defined below), and (b) the date (the “Closing Date”) on which settlement hereunder shall occur (the “Closing”); provided, however, that the Closing Date shall be no fewer than thirty (30) days after the date of the Exercise Notice and no later than sixty (60) days after the Option Period or, if later, 60 days after the Revocation Period (hereinafter defined). The Closing shall be held at the offices of the Smith & Smith Law Firm, 4917 William Arnold Road, Memphis, Tennessee, 38117, or at such other location as the parties may mutually agree upon. Upon Optionee’s exercise of the Option as above provided, this Agreement will automatically become an agreement by Optionor to sell and convey the Property to Optionee and an agreement by Optionee to purchase the Property from Optionor, in each case upon the terms and conditions set forth herein.

4.	Right of First Refusal.

In addition to the foregoing rights, Optionor hereby grant Optionee a right of first refusal for an additional five (5) years commencing immediately upon the expiration of the Option Period to acquire the Property from Optionor in the event Optionor wishes to sell the Property to an unrelated third party (the “ROFR”). The foregoing ROFR shall not apply to (a) any sale or transfer of the Property to an affiliate of Optionor, (b) any foreclosure sale or deed in lieu of foreclosure transaction, (c) a transfer of the Property from one partner of Optionor to another partner of Optionor (provided that the acquiring partner did not become a partner for the purpose of circumventing the ROFR), (d) a transfer of the Property to an Agency as part of a tax reduction or tax abatement program in which Optionor leases the Property back from an Agency and then subleases to a tenant, (e) a sale of the Property to the appropriate condemning authority pursuant to eminent domain or under threat of eminent domain, or (f) if Optionor creates a security interest in or transfers security title to the Property as collateral for a loan. The foregoing ROFR shall be exercisable only as against Optionor and shall not be exercisable as against any subsequent owner of the Property (except following an exempted transfer under clauses (a), (c), (d) or (f) above). Subject to the exceptions set forth above, in the event Optionor receives or obtains a written offer to purchase the Property (an “Offer”), Optionor shall forward a copy of the Offer to Optionee within two (2) Business Days of Optionor’s receipt of the Offer. Optionee shall have a period of ten (10) Business Days after receipt of the Offer to match the Offer. If Optionee sends Optionor written notice matching the Offer, then this will automatically become an agreement by Optionor to sell and convey the Property to Optionee and an agreement by Optionee to purchase the Property from Optionor, in each case upon the terms and conditions set forth herein. If Optionee fails to match the Offer in writing within such ten (10) day period, time being of the essence, Optionee shall be deemed to have rejected the Offer and thereupon Optionor shall be free to sell the Property to any third party within 210 days at a price which is not less than 95% of the price set forth in the Offer (and otherwise on terms, taken as a whole, not materially more favorable to the buyer than those offered to Optionee). In the event Optionor (x) does not sell the Property within 210 days or (y) wishes to sell the Property at a price which is less than 95% of the price set forth in the Offer (or on materially better terms to the buyer), Optionor shall first be required to, in the case of (x) again offer the Property to Optionee in accordance with this Section 4 before selling the Property to a third party or in the case of (y) offer the Property to Optionee at such new price (and on such better terms) in accordance with the foregoing procedures (except that the time period for acceptance by Optionee of the new offer shall be five (5) Business Days) prior to selling the Property at such price (or any lower price) and/or on such improved terms to any third party. In the event Optionee fails to match the Offer by Optionor as aforesaid and thereafter Optionor sells the Property to a third party within 210 days or in the event of any sale or transfer of the Property under clauses (b), or (e) above, the ROFR shall automatically terminate and Optionee shall have no further ROFR with respect to the Property. The ROFR shall automatically expire (if not sooner terminated in accordance herewith) on the 10th anniversary of the Closing.

5.	Purchase Price.

The purchase price for the Property (the “Purchase Price”) shall be the Fair Market Value for the Property as of the date of Optionee’s Exercise Notice. For purposes of this Agreement, “Fair Market Value” shall mean the value of the Property determined in accordance with the following procedures:

A.    FMV Notice. The Fair Market Value shall initially be determined by Optionee in its reasonable discretion, and as communicated to Optionor in Optionee’s Exercise Notice. Optionor shall advise Optionee in writing if it accepts Optionee’s determination of the Fair Market Value (such notice, the “FMV Response Notice”’) within fifteen (15) days of Optionor’s receipt of the Exercise Notice from Optionee (“Optionor’s Review Period”). In the event

Optionor fails to timely accept in writing such value proposed by Optionee, then such proposal shall be deemed rejected, and Optionor and Optionee shall, for a period of thirty (30) days after the end of Optionor’s Review Period (the “Negotiation Period”), negotiate in good faith to try to reach agreement upon the Fair Market Value, using their reasonable good faith efforts.

B.    FMV Deadlock. In the event Optionor and Optionee are unable to agree as to the Fair Market Value of the Property by the end of the Negotiation Period (the “FMV Deadlock Date”), then each party shall appoint an appraiser within ten (10) Business Days after the FMV Deadlock Date; the two appraisers thus appointed shall within ten (10) additional Business Days appoint a third appraiser for the purpose of determining the Fair Market Value of the Property; and the three appraisers so selected shall be instructed to complete their respective appraisals of the Property and deliver the results of the same, in writing, not later than sixty (60) days after the FMV Deadlock Date. The average of the three appraisals (subject to the qualifications set forth below) shall be the Fair Market Value for the Property and, thereby, the Purchase Price; provided, however, in the event that any (but not more than one) appraisal submitted by an appraiser varies five percent (5%) or more from the average of all three appraisals, then such appraisal shall not be used and the Fair Market Value shall be determined on the basis of the average of the other two appraisals. Further, in the event that the highest and lowest appraisal each varies five percent (5%) or more from the average of all three appraisals, or if fewer than all three of the required appraisals shall have been received by Optionor and Optionee, in writing, within sixty (60) days after the FMV Deadlock Date, then, in either such case, the Fair Market Value shall be determined in accordance with the following procedure: (1) if all three of the required appraisals are timely received but there is a five percent (5%) or greater variance of both the highest and lowest thereof with the average of all three as aforesaid, then the Fair Market Value shall equal the average of (i) the middle appraisal amount, and (ii) the Fair Market Value as determined by the then highest ranking officer that is not an affiliate of either Optionor or Optionee of the local chapter of the American Institute of Real Estate Appraisers (“AIREA”) or any successor organization thereof (in any such case, an “AIREA Officer”); or (2) if fewer than all three of the required appraisals shall have been timely received, then the Fair Market Value shall equal the average of (i) the average of the amount(s) of each appraisal that was timely received, and (ii) the amount of the Fair Market Value as determined by the then highest ranking (and unaffiliated) AIREA Officer or any successor organization thereof (except that if only one appraisal is received, there shall be a panel of at least two unaffiliated AIREA Officers which shall make the determination required in this clause (ii)). In all cases, each appraiser selected by a party, and each appraiser selected by an appraiser, must be an “MAI” qualified and licensed appraiser or must otherwise be a member in good standing of the local AIREA, and must not be affiliated with either party. Each party will pay the cost of its own appraiser and both parties will share equally the costs of the third appraiser and of any AIREA Officer. For the purposes of this Agreement, “Business Day” shall mean those days of the week which are not a Saturday or Sunday, or New Year’s Day, President’s Day, Martin Luther King Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day or Christmas Day (on the days the foregoing holidays are generally observed).

C.    Binding Effect. The Purchase Price as determined in accordance with the foregoing procedure shall be binding on the parties and shall be payable by Optionee to Optionor at the Closing. Notwithstanding the foregoing, Optionee shall be permitted to revoke its exercise of the Option, for any reason or for no reason at all, provided that it sends Optionor written notice of such revocation not later than the date which is ten (10) days immediately following the final determination of the Purchase Price (the “Revocation Period”). Notwithstanding any of the foregoing to the contrary, in the event the Closing Date provided in the Exercise Notice would occur prior to the expiration of the Revocation Period and Purchaser does not revoke its exercise, such Closing Date shall automatically be extended to any Business Day designated by Purchaser which is not more than 60 days after the end of the Revocation Period).

6.	Covenants, Representations and Warranties of Optionor.

Each Optionor hereby covenants, represents and warrants to Optionee as follows:

A.    Authority. Each Optionor is an individual with the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. No consents of any third party are required in connection with Optionor’s performance hereunder. This Agreement constitutes the authorized, valid and legally binding obligations of Optionor enforceable in accordance with its terms.

B.    No Violation of Agreements or Applicable Laws. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under any agreement of Optionor or any instrument to which Optionor is a party or by which Optionor is bound, or any order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or any applicable law, rule or regulation applicable to Optionor or the Property (collectively, “Applicable Laws”). No order, consent, approval or authorization of any court or governmental department, commission, board, bureau, agency or instrumentality is necessary for the execution, delivery and performance of this Agreement, except for such orders, consents, approvals or authorizations which have been obtained.

C.    Recording. Optionor has not taken and will not take any action that will or may affect Optionor’s title to the Property except for the Permitted Exceptions (hereinafter defined).

D.    Title. Optionor has and shall at all times maintain good and marketable fee simple title to the Property subject to no leases, mortgages, liens, pledges, encumbrances, easements, restrictions or other matters of any kind except, (1) future utility easements necessary to service the Land and the Concord Land (as opposed to any other property) and which are approved in writing by Optionee, (2) liens for real estate taxes which are not yet due and payable, (3) mortgage liens, provided Optionee has consented in writing thereto, which consent will not be unreasonably withheld, conditioned or delayed, provided that such mortgage liens are expressly made subject to this Agreement and provide that the same shall be released upon the payment of the lesser of (a) the outstanding indebtedness for which the mortgage lien is security; and (b) the Purchase Price, and (4) the matters listed on Exhibit B hereto (“Additional Permitted Exceptions”, and collectively with clauses (1), (2) and (3), “Permitted Exceptions”).

E.    Litigation and Labor Disputes. There are no actions, suits or proceedings pending, or to the knowledge of Optionor, threatened, against or affecting Optionor or the Property before any court or before any governmental or administrative body or agency, which if determined adversely to Optionor or the Property, individually or in the aggregate, would have a material adverse effect on Optionor’s ability to perform its obligations hereunder. Optionor is not a party to any labor dispute.

F.	Environmental Matters.

i.        To the best of Optionor’s knowledge, the Property is in compliance with Environmental Laws (as defined below). To the best of Optionor’s knowledge, Optionor has obtained, or will obtain, and is in compliance with all licenses, permits, certificates, authorizations, consents, approvals or other grants of authority which are required (collectively, “Environmental Permits”) with respect to the ownership, use, occupancy or operation of the Property under any Applicable Law pertaining to human health or safety, Hazardous Substances (as defined below) or the environment, including but not limited to, pollution or protection of the environment (collectively, “Environmental Laws”).

ii.        To the best of Optionor’s knowledge, no hazardous or toxic substances, materials or wastes, pollutants or contaminants, including, without limitation, petroleum and petroleum products, asbestos and PCBs (as defined below) (collectively, “Hazardous Substances”) have been released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape or threatened to release (each, a “Release”) on, at, under, above, through or from the Property in violation of applicable Environmental Laws or in a manner which requires or could require investigation, remediation or any other response action or could result in liability under applicable Environmental Laws. Optionor has no knowledge of any Release of a Hazardous Substance and Optionor has not received any notification of a Release of a Hazardous Substance pursuant to any Environmental Law with respect to the Property.

iii.        The Property is not listed or, to Optionor’s knowledge, proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Compensation Liability Act of 1980, as amended (“CERCLA”), nor is it listed on the Comprehensive Environmental Response Compensation Liability Information System (“CERCLIS”) or on any state list of sites requiring environmental investigation or clean-up.

iv.        Optionor has not received, and, to Optionor’s knowledge, no one else has received any request for information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation or clean-up of Hazardous Substance Releases at or from the Property.

v.        To the best of Optionor’s knowledge, no polychlorinatcd biphenyls (“PCBs”) are or have been present at the Property and no underground or aboveground storage tanks are or have been present at the Property.

G.         Tax Returns and Payments. Optionor has filed and at all times while this Agreement is in effect will continue to file all tax returns required by Applicable Laws to be filed by it and has paid (and will hereafter pay) all taxes, assessments and other governmental charges levied upon it or on any of its properties, assets, income or franchises which are due and payable, other than those presently payable without penalty or interest.

The representations and warranties contained herein shall survive for a period of one (1) year from the date of Closing.

7.	Conveyance of Title.

At Closing, Optionor shall convey to Optionee, or its designee, by special warranty deed in form satisfactory to Optionee (the “Deed”), good and marketable fee simple title to the Property, free and clear of all leases, mortgages, liens, pledges, encumbrances, easements, restrictions and other matters, except the Permitted Exceptions (but excluding any monetary liens) and title will be insurable as such in the amount of the Purchase Price by a title insurance company selected by Optionee at such company’s regular rates pursuant to an ALTA 1970 owner’s policy (as amended). At Closing, Optionor shall provide such affidavits and indemnities as may be necessary for Optionee’s title insurance company to provide affirmative coverage against mechanic’s liens or claims and parties in possession, if any, and to issue the aforementioned non-imputation endorsement.

8.	Expenses of Closing; Prorations.

A.        Appointments. Except as otherwise specifically provided below, all expenses and obligations relating to the operation of the Property (including, without limitation, real estate taxes and any common area and maintenance expenses arising from the Declarations of Covenants, Conditions and Restrictions for Goodlett Farms Corporate Park, including costs for maintaining the Goodlett Farms Parkway Median Strip) shall be pro rated between Optionor and Optionee as of midnight of the day preceding the Closing Date. Whether amounts are allocable for the above purposes for the period before or after Closing shall be determined in accordance with generally accepted accounting principles using the accrual method. In furtherance of the foregoing:

i.         Taxes. All real estate taxes, charges and assessments affecting the Property shall be pro rated on a per diem basis as of midnight of the day preceding the Closing Date, disregarding any discount or penalty (unless taxes were paid at the discounted rate) and on the basis of the fiscal year of the authority levying the same. If any of the same have not been finally assessed as of the Closing Date for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be re-adjusted immediately when and if final bills are issued; but if on the Closing Date the Property shall be affected by any special assessment, then all unpaid installments of such assessment shall be paid and discharged by Optionor prior to or at Closing. The foregoing obligations shall survive Closing.

ii.         Transfer Taxes. At Closing, Optionee shall pay for any and all state, city, county and municipal realty transfer taxes payable in connection with the conveyance of the Property at Closing and the consummation of the transactions contemplated hereby but not any “roll-back” or other taxes, if any, relating to any preferential tax treatment of the Property on or prior to the Closing Date.

iii.       Utilities. Charges, if any, for water, electricity, sewer rental, gas and all other utilities to the Property titled in the name of Optionor shall be pro rated on a per diem basis as of midnight of the day preceding the Closing Date, disregarding any discount or penalty and on the basis of the fiscal year or billing period of the authority, utility or other person levying or charging for the same. If the consumption of any of the foregoing is measured by meters, then in lieu of apportionment as aforesaid Optionor shall, not earlier than the day preceding the Closing Date, obtain a reading of each such meter and Optionor shall pay all charges thereunder through the date of the meter readings. If there is no such meter or if the bills for any of the foregoing have not been issued prior to the Closing Date, the charges therefor shall be adjusted at the Closing on the basis of charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued. The foregoing obligations shall survive Closing. Optionor and Optionee shall cooperate to cause the transfer of the Property’s utility accounts from Optionor and Optionee.

B.         Expenses. Each party will pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (i) all costs and expenses stated herein to be borne by a party, and (ii) all of their respective accounting, legal and appraisal fees. Optionee, in addition to its other expenses, shall pay for (x) all recording charges incident to the recording of the deed for the Property, and (y) all title insurance premiums and survey expenses.

9.	Closing Obligations of Optionor.

At the Closing, and as a condition precedent to Optionee’s obligation to pay the Purchase Price, Optionor shall deliver to Optionee the following:

A.         The Deed;

B.         A General Assignment (if applicable) in form reasonably satisfactory to Optionee pursuant to which Optionor shall assign to Optionee all of Optionor’s right, title and interest in and to all Intangible Property including, without limitation, all approvals, permits, licenses, warranties, guaranties, plans, specifications and other agreements relating to the Property;

C.         Such other instruments of conveyance or transfer as Optionee may reasonably request in order to effect more fully the transactions contemplated by this Agreement;

D.         Such certificates, affidavits and other documents as Optionee’s title insurance company shall reasonably request to insure title;

E.         Originals of all permits, approvals, licenses, drawings, specifications, warranties, contracts as well as any other documentation in the possession of or owned by Optionor, if any, which could reasonably be used by Optionee in connection with Optionee’s ownership of the Property;

F.         An affidavit of Optionor in a form satisfying the requirements of the regulations promulgated under Section 1445 of Internal Revenue Code of 1986, as amended, or any successor provision and stating that Optionor is not a foreign person ; and

G.         A certificate addressed to Optionee, recertifying and remaking all of the representations and warranties of Optionor contained herein as of the date of Closing.

10.	Taxes and Assessments.

So long as this Agreement is in effect, Optionor shall pay not later than five (5) days prior to the date when penalties and interest will accrue, all real estate taxes, assessments, water and sewer rents and similar annual charges attributable to the Property and Optionor shall provide Optionee with evidence of such payment within ten (10) days after the date paid.

11.	Brokers and Salesmen.

Optionor and Optionee each represent and warrant to the other that they have not dealt with any real estate broker, salesman, agent or finder in connection with the Option to purchase the Property. Each party agrees to indemnify, defend and save the other harmless from the claims or demands of any real estate broker, salesman, or agent or finder claiming to have dealt with the indemnifying party. Such indemnity shall include, without limitation, the payment of all costs, expenses and reasonable attorney’s fees incurred or expended in the defense of such claims or demands, whether or not legal action or suit shall be commenced in defense thereof. The terms of this Paragraph shall survive the Closing indefinitely.

12.	Default.

A.         Optionor’s Default. In the event of a failure by Optionor to perform and comply with any of the terms and provisions of this Agreement, Optionee shall have all rights and remedies at law or in equity including, without limitation, the following rights: (i) to rescind its exercise of the Option and receive a refund of the Purchase Price, if then paid, (ii) to seek specific performance of Optionor’s obligations under this Agreement, or (iii) to declare Optionor in default and bring one or more actions for damages. If Optionor’s default is the failure to deliver title to the Property as required hereunder, Optionee shall have the option to take such title as Optionor can give but with an abatement of the Purchase Price equal to the aggregate amount required to be paid in order to remove, cure or otherwise compensate Optionee for all liens and encumbrances which are not Permitted Exceptions.

B.         Optionee’s Default. If Optionee exercises the Option (and has not timely revoked such exercise in accordance herewith) and all conditions precedent to Closing hereunder have been satisfied or waived by Optionee in writing, and Optionee thereafter fails or refuses to perform its obligations hereunder upon Closing, Optionor shall have all rights and remedies available at law or in equity.

13.	Insurance.

Optionor shall give prompt written notice to Optionee of any claims against Optionor relating in any manner to the Property. Optionee shall at all times during the Option Period maintain in full force and effect, liability insurance in commercially reasonable amounts and with reputable insurers.

14.	Eminent Domain.

In the event Optionor or Optionee receives any notice of any condemnation proceedings or other proceedings in the nature of eminent domain affecting the Property, it will forthwith send a copy of such notice to the other. If, in Optionee’s sole discretion, it determines that any condemnation or taking will have a material adverse effect on Optionee’s intended use of the Property (a “Total Taking”), then, in such event, Optionee shall have the right to cancel any previous exercise of the Option. In the event of any condemnation or taking where Optionee has not then exercised the Option, Optionor shall be entitled to all condemnation awards and proceeds. Except as expressly set forth in this Paragraph 13, no taking or condemnation shall in any way affect, nullify or impair Optionee’s rights hereunder.

15.	Additional Covenants of Optionor.

From and after the date hereof and at all times prior to the end of the Option Period, Optionor shall:

A.         maintain the Property substantially in the condition as it exists on the date hereof and not construct any improvements thereon;

B.         provide Optionee with prompt written notice of any notice, inquiry, complaint or request for information received from any governmental authority with respect to the Property including, without limitation, any investigation or request for information regarding any environmental claim or condition or any alleged violation of any Applicable Laws, including, without limitation, Environmental Laws.

C.         not sell, transfer, lease, pledge, hypothecate or otherwise encumber any direct or indirect interest in the Property or any portion thereof or any direct or indirect interest of Optionor therein except for the Permitted Exceptions.

D.         not enter into any service or other contracts which are not cancelable upon thirty (30) days or less notice without penalty or which would be binding on Optionee after Closing, in either case without the prior written consent of Optionee.

E.         notify Optionee in writing promptly after it becomes aware of any factor or circumstance which makes any representation or warranty herein untrue or misleading in any material respect or jeopardizes or impairs Optionor’s ability to perform any covenant or agreement herein contained.

16.	Notices.

All notices or other communications hereunder shall be in writing, may be given and received by legal counsel and shall be deemed to have been given only (i) if hand delivered, then if and when delivered to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), (ii) if sent by a nationally recognized overnight courier service, then on the next business day after deposit with such courier (provided next business day service is selected and the courier service provides confirmation of the delivery of the notice); (iii) if mailed by certified or registered mail, return receipt requested, then on the third (3rd) business day following the date on which such communication is deposited in the United States mails provided the U.S. Postal Service provides confirmation of the delivery of the notice (if not a P.O. box); or (iv) by fax with printed confirmation of receipt, then as of the date of the fax transmission provided that an original is also sent to the intended addressee by one of the methods of notice set forth in clauses (i)-(iii), in each case addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby).

If to Optionee:	Concord EFS, Inc. 1100 Carr Road Wilmington, DE 19809 Attn: Edward T. Haslam Fax number: 302.791.8764 Telephone number: 302.791.8082

With a required copy to:

Dechert 1717 Arch Street 4000 Bell Atlantic Tower Philadelphia, PA 19103-2793 Attn: Glenn D. Blumenfeld, Esq. Fax number: 215.994.2222 Telephone number: 215.994.2957

If to Optionor: Dan M. Palmer and Edward A. Labry III 2525 Horizon Lake Drive Memphis, TN 38133 Attn: Dan M. Palmer Fax number: 901-381-5575 Telephone number: 901-371-8011

With a required copy to:

Smith & Smith Law Firm 4917 William Arnold Road Memphis, TN 38117 Attn: Jim Smith Fax number: 901.680.9289 Telephone number: 901.683.0223

Either party may from time to time change the address to which notice under this Agreement shall be given to such party, upon five days’ prior written notice to the other party in accordance with the terms hereof.

17.	Recording.

On the date of this Agreement, Optionor and Optionee shall execute a memorandum of this Agreement in the form of Exhibit C attached hereto (the “Memorandum of Option to Purchase”) and shall cause such Memorandum of Option to Purchase to be recorded in the public records of Shelby County, Tennessee. In the event the Option is not exercised by Optionee by the end of the Option Period, Optionee shall, at Optionor’s request, execute a termination of option in recordable form.

18.	Indemnity.

Optionor shall indemnify, defend and save Optionee harmless from and against any and all suits, claims, causes of action, damages and costs (including reasonable attorneys fees and court costs) arising out of any breach of this Agreement by Optionor including, without limitation, any breach of any covenant, representation or warranty. The foregoing indemnity shall survive Closing hereunder for a period of one (1) year and one (1) day after the Option Period.

19.	No Partnership or Joint Venture.

Nothing within this Agreement, nor any act of either party pursuant hereto shall be deemed to constitute the parties as partners or joint venturers with regard to the Property, and neither party shall hold itself out as being the partner or joint venturer of or with the other party.

20.	Entire Agreement.

This Agreement, together with the Exhibits hereto, contains the entire agreement of the parties with regard to the subject matter hereof and may not be modified or amended except in writing.

21.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee (but not including the choice of law provisions thereof).

22.	Successors and Assigns.

Subject to Paragraph 14 (C) above and all other provisions of this Agreement providing that Optionor shall not transfer the Property, this Agreement shall inure to the benefit of and be binding upon Optionor and Optionee and their respective permitted successors and assigns. Optionee may, without Optionor’s consent or approval, assign this Agreement by one or more successive assignments to any entity that acquires Optionee’s business at the Concord Land (including any merger or acquisition of all or substantially all of the stock or assets of Optionee) and the Concord Land. Upon any such assignment the assignee shall have all the rights and obligations of Optionee hereunder and Optionee shall thereupon, automatically and without the execution of further instruments or documents, be relieved and released of and from all obligations hereunder. Optionee also may designate a nominee to take title to the Property at Closing without Optionor’s consent or approval.

23.	Covenants Running with the Land.

All of the covenants, agreements, conditions and undertakings in this Agreement shall be construed as covenants running with the Land until Closing.

24.	Severability and Construction.

If any provision of this Agreement is invalid or unenforceable for any reason, all other provisions of this Agreement shall be and remain in full force and effect. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply the presumption that the terms hereof be more strictly construed against one party, it being acknowledged and agreed that both Optionor and Optionee are sophisticated parties, have been represented by counsel and have participated in the arms-length negotiation and preparation of this Agreement.

25.	Further Assurances.

The parties shall execute, acknowledge and deliver to each other such additional assurances and documents as the other may reasonably request to effectuate the purposes of this Agreement.

26.         Nonmerger. In the event Optionee holds at Closing any other interest in or title to the Property or any portion thereof, the acquisition of fee title shall not effect a merger of title unless such intent is expressly stated in the Deed to the Property accepted by Optionee.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have duly executed these presents as of the day and year first aforesaid.

OPTIONOR:

DAN M. PALMER

/s/ Dan M. Palmer

EDWARD A. LABRY III

/s/ Edward A. Labry III

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

State                     of   Tennesse                :

                                                                     :             ss

County of   Shelby                                     :

On the 9th day of July, 2002, before me, subscriber, a Notary Public in and for the State and County aforesaid, personally appeared and acknowledged himself to be DAN M. PALMER, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid

[Notarial Seal]

My Commission Expires: November 29, 2004

/s/ James M. Smith
Notary Public

State                     of   Tennessee              :

                                                                     :             ss

County of   Shelby                                    :

On the 9th day of July, 2002, before me, subscriber, a Notary Public in and for the State and County aforesaid, personally appeared and acknowledged himself to be EDWARD A. LABRY, III, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid

[Notarial Seal]

My Commission Expires: November 29, 2004

/s/ James M. Smith
Notary Public

OPTIONEE: CONCORD EFS, INC., a Delaware corporation

By:	/s/ Edward T. Haslam
Name: Edward T. Haslam Title: Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

State                     of   Delaware                :

                                                                    :            ss

County of   New Castle                             :

On the 17th day of July, 2002, before me, subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Edward T. Haslam who acknowledged himself to be Chief Financial Officer of CONCORD EFS, INC., a Delaware corporation, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Company by himself as such officer.

WITNESS my hand and seal the day and year aforesaid

[Notarial Seal]

My Commission Expires: May 31, 2003

/s/ Debra S. Kerr
Notary Public

SCHEDULE OF EXHIBITS

EXHIBIT A-1	Description of Reaves Tract

EXHIBIT A-2	Description of Appling Tract

EXHIBIT A-3	Description of Concord Land

EXHIBIT B	Additional Permitted Exceptions

EXHIBIT C	Form of Memorandum of Option to Purchase

EXHIBIT A-1

DESCRIPTION OF REAVES TRACT

Exhibit A

Legal Description

BEING A SURVEY OF PART OF THE SAM N. REAVES, JR., TRUSTEE PROPERTY AS RECORDED IN INSTRUMENT AA-6492 AND PART OF TRACTS 2, 3, 4, AND 5 OF THE SAM REAVES TRUSTEE PROPERTY AS RECORDED IN INSTRUMENT BN-2392 ALSO BEING PART OF THE PROPERTY SHOWN ON THE OUTLINE PLAN FOR THE GOODLETT FARMS EAST PLANNED DEVELOPMENT AS RECORDED IN PLAT BOOK 133, PAGE 17 AND PART OF THE PROPERTY SHOWN ON THE OUTLINE PLAN FOR THE GOODLETT FARMS EAST, FIRST ADDITION P.D. AS RECORDED IN PLAT BOOK 145, PAGE 26, ALL OF RECORD IN THE SHELBY COUNTY REGISTER’S OFFICE, LOCATED IN SHELBY COUNTY, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTHEAST LINE OF GOODLETT FARMS PARKWAY (RIGHT-OF-WAY VARIES), SAID POINT BEING THE NORTHEAST CORNER OF THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MEMPHIS AND COUNTY OF SHELBY, TENNESSEE PROPERTY (FN-6431) AND THE PROPERTY SHOWN ON THE FINAL PLAT FOR PHASE 6 OF THE GOODLETT FARMS EAST P.D. AS RECORDED IN PLAT BOOK 155, PAGE 24 AT SAID REGISTER’S OFFICE, THENCE ALONG THE SOUTHEAST LINE OF SAID GOODLETT FARMS PARKWAY FOLLOWING A 858.42 FOOT RADIUS CURVE TO THE LEFT AN ARC DISTANCE OF 170.97 FEET (CHORD N76°01’55”E 170.69 FEET) TO A POINT ON THE CENTERLINE OF A PROPOSED ROAD; THENCE S23°22’41”E ALONG THE CENTERLINE OF SAID PROPOSED ROAD A DISTANCE OF 154.04 FEET TO THE POINT OF CURVATURE; THENCE CONTINUING ALONG THE CENTERLINE OF SAID PROPOSED ROAD FOLLOWING A 500.00 FOOT RADIUS CURVE TO THE LEFT AN ARC DISTANCE OF 659.27 FEET (CHORD S61°09’04”E 612.54 FEET) TO THE POINT OF TANGENCY; THENCE N81°04’32”E AND CONTINUING ALONG THE CENTERLINE OF SAID PROPOSED ROAD A DISTANCE OF 618.23 FEET TO THE POINT OF CURVATURE; THENCE CONTINUING ALONG THE CENTERLINE OF SAID PROPOSED ROAD FOLLOWING A 500.00 FOOT RADIUS CURVE TO THE LEFT AN ARC DISTANCE OF 666.90 FEET (CHORD N42°51’55”E 618.55 FEET) TO THE POINT OF TANGENCY; THENCE N4°39’18”E AND CONTINUING ALONG THE CENTERLINE OF SAID PROPOSED ROAD A DISTANCE OF 220.51 FEET TO A POINT ON THE SOUTH LINE OF THE APPLING ASSOCIATES PROPERTY (AS-8454); THENCE S85°46’44”E ALONG THE SOUTH LINE OF THE SAID APPLING ASSOCIATES PROPERTY A DISTANCE OF 678.04 FEET TO A POINT ON THE CENTERLINE OF GARRETT RIDGE ROAD (OLD APPLING ROAD); THENCE S4°00’05”W ALONG THE CENTERLINE OF SAID GARRETT RIDGE ROAD A DISTANCE OF 67.46 FEET TO A POINT; THENCE S4°10’19”W AND CONTINUING ALONG THE CENTERLINE OF SAID GARRETT RIDGE ROAD A DISTANCE OF 509.99 FEET TO A POINT; THENCE N85°04’08”W ACROSS GARRETT RIDGE ROAD AND ALONG THE NORTH LINE OF THE JIMMIE HOOKER ET UT. AND

BERTHA HOOKER PROPERTY (DG-0654) A DISTANCE OF 226.20 FEET TO THE NORTHWEST CORNER OF THE SAID HOOKER PROPERTY; THENCE S4°28’07”W ALONG THE WEST LINE OF THE SAID HOOKER PROPERTY, THE WEST OF THE JIMMIE TAYLOR AND WIFE IDA TAYLOR PROPERTY (F6-1952) AND THE WEST LINE OF THE VEESTER WASHINGTON PROPERTY (CD-9230) A DISTANCE OF 227.65 FEET TO A FOUND PIPE AT THE SOUTHWEST CORNER OF THE SAID WASHINGTON PROPERTY; THENCE S86°14’09”E ALONG THE SOUTH LINE OF THE SAID WASHINGTON PROPERTY A DISTANCE OF 202.36 FEET TO A POINT ON THE EAST LINE OF GARRETT RIDGE ROAD (25.00 FEET WEST OF THE CENTERLINE); THENCE S4°10’19”W ALONG THE WEST LINE OF SAID GARRETT RIDGE ROAD A DISTANCE OF 272.00 FEET TO A POINT ON THE NORTH LINE OF DEXTER ROAD (25.00 FEET NORTH OF THE CENTERLINE); THENCE N85°38’07”W ALONG THE NORTH LINE OF SAID DEXTER ROAD A DISTANCE OF 152.40 FEET TO A POINT; THENCE N89°06’19”W AND CONTINUING ALONG THE NORTH LINE OF SAID DEXTER ROAD A DISTANCE OF 94.00 FEET TO A POINT; THENCE S89°42’08”W AND CONTINUING ALONG THE NORTH LINE OF SAID DEXTER ROAD A DISTANCE OF 13.00 FEET TO THE SOUTHEAST CORNER OF THE EVERETT LEON GARRETT PROPERTY (AP-7350); THENCE N2°03’25”E ALONG THE EAST LINE OF THE SAID GARRETT PROPERTY A DISTANCE OF 150.01 FEET TO THE NORTHEAST CORNER OF THE SAID GARRETT PROPERTY; THENCE S89°51’31”W ALONG THE NORTH LINE OF THE SAID GARRETT PROPERTY A DISTANCE OF 100.00 FEET TO A FOUND PIPE; THENCE S84°40’44”W AND CONTINUING ALONG THE NORTH LINE OF THE SAID GARRETT PROPERTY A DISTANCE OF 48.60 FEET TO THE NORTHEAST CORNER OF THE JOHN BUCHANAN AND WIFE DOROTHY M. BUCHANAN PROPERTY; THENCE S80°31’59”W ALONG THE SOUTHERN MOST NORTH LINE OF THE SAID BUCHANAN PROPERTY A DISTANCE OF 51.47 FEET TO A POINT ON THE WESTERN MOST EAST LINE OF THE SAID BUCHANAN PROPERTY; THENCE N3°48’09”E ALONG THE WESTERN MOST EAST LINE OF THE BUCHANAN PROPERTY A DISTANCE OF 50.00 FEET TO A FOUND PIPE AT THE NORTHERN MOST NORTHEAST CORNER OF THE SAID BUCHANAN PROPERTY; THENCE S79°23’25”W ALONG THE NORTHERN MOST NORTH LINE OF THE SAID BUCHANAN PROPERTY A DISTANCE OF 23.00 FEET TO THE NORTHEAST CORNER OF THE ALLIE MONE DEAN PROPERTY (HD-6741); THENCE S74°30’54”W ALONG THE NORTH LINE OF THE DEAN PROPERTY A DISTANCE OF 75.00 FEET TO THE NORTHEAST CORNER OF THE BEVERLY AND ABERBELL JONES PROPERTY (TAX ID # D02-07-00122); THENCE S64°54’51”W ALONG THE NORTH LINE OF THE SAID JONES PROPERTY A DISTANCE OF 223.00 FEET TO THE NORTHEAST CORNER OF THE STANLEY WRIGHT PROPERTY (GJ-2223); THENCE S59°26’56”W ALONG THE NORTH LINE OF THE SAID WRIGHT PROPERTY A DISTANCE OF 75.00 FEET TO A THE NORTHWEST CORNER OF THE SAID WRIGHT PROPERTY; THENCE S4°l9’56”W ALONG THE WEST LINE OF THE SAID WRIGHT PROPERTY A DISTANCE OF 200.00 FEET TO A POINT ON THE NORTH LINE OF SAID DEXTER ROAD; THENCE S57°41’56”W ALONG THE NORTH LINE OF SAID DEXTER ROAD A DISTANCE OF 30.80 FEET TO A POINT; THENCE N85°22’00”W ALONG THE NORTH LINE OF THE JENNIE PINSON PROPERTY (R4-8927) AND ALONG THE NORTH LINE OF LOT 2 OF THE PINSON SUBDIVISION (PLAT BOOK 32, PAGE 44) A DISTANCE OF 679.20 FEET TO A FOUND PIPE; THENCE S4°57’51”W A

DISTANCE OF 37.61 FEET TO FOUND PIPE; THENCE N86°15’35”W AND CONTINUING ALONG THE NORTH LINE OF SAID LOT 2 AND ALONG THE NORTH LINE OF THE B.P. AND R.V. ROGERS PROPERTY (TAX ID # D02-07-G00001C) A DISTANCE OF 803.33 FEET THE SOUTHEAST CORNER OF THE SAID INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MEMPHIS AND COUNTY OF SHELBY, TENNESSEE PROPERTY (FN-6431); THENCE N3°31’48”W ALONG THE EAST LINE OF THE SAID BOARD PROPERTY A DISTANCE OF 849.64 FEET TO THE POINT OF BEGINNING AND CONTAINING 1,640,871 SQUARE FEET, OR 37.669 ACRES.

TOGETHER WITH A PARCEL BEING A SURVEY OF PART OF THE APPLING ASSOCIATES PROPERTY AS RECORDED IN INSTRUMENT AS-8454 ALSO BEING PART OF THE PROPERTY SHOWN ON THE OUTLINE PLAN FOR THE GOODLETT FARMS EAST PLANNED DEVELOPMENT AS RECORDED IN PLAT BOOK 133, PAGE 17 AND PART OF THE PROPERTY SHOWN ON THE OUTLINE PLAN FOR THE GOODLETT FARMS EAST, FIRST ADDITION P.D. AS RECORDED IN PLAT BOOK 145, PAGE 26, ALL OF RECORD IN THE SHELBY COUNTY REGISTER’S OFFICE, LOCATED IN SHELBY COUNTY, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND IRON PIN AT THE SOUTHWEST CORNER OF THE PROPERTY SHOWN ON THE FINAL PLAT FOR PHASE 7 OF THE GOODLETT FARMS EAST PLANNED DEVELOPMENT AS RECORDED IN PLAT BOOK 160, PAGE 32 AT SAID REGISTER’S OFFICE; THENCE S84°50’42”E ALONG THE SOUTH LINE OF SAID PHASE 7 AND ALONG THE EASTERLY EXTENSION OF THE SOUTH LINE OF SAID PHASE 7 A DISTANCE OF 1135.68 FEET TO THE POINT OF BEGINNING; THENCE S84°50’42”E AND CONTINUING ALONG THE EASTERLY EXTENSION OF THE SOUTH LINE OF SAID PHASE 7 A DISTANCE OF 677.05 FEET TO A POINT ON THE CENTERLINE OF GARRETT RIDGE ROAD (OLD APPLING ROAD); THENCE S4°00’05”W ALONG THE CENTERLINE OF SAID GARRETT RIDGE ROAD A DISTANCE 87.99 FEET TO THE SOUTHEAST CORNER OF THE SAID APPLING ASSOCIATES PROPERTY; THENCE N85°46’44”W ALONG THE SOUTH LINE OF THE SAID APPLING ASSOCIATES PROPERTY A DISTANCE OF 678.04 FEET TO A POINT ON THE CENTERLINE OF A PROPOSED ROAD; THENCE N4°39’18”E ALONG THE CENTERLINE OF SAID PROPOSED ROAD A DISTANCE OF 99.03 FEET TO THE POINT OF BEGINNING AND CONTAINING 63,352 SQUARE FEET, OR 1.454 ACRES.

EXHIBIT A-2

DESCRIPTION OF APPLING TRACT

BEING A SURVEY OF PART OF APPLING ASSOCIATES PROPERTY AS RECORDED IN INSTRUMENT AS-8454 ALSO BEING PART OF THE PROPERTY SHOWN ON THE OUTLINE PLAN FOR THE GOODLETT FARMS EAST PLANNED DEVELOPMENT AS RECORDED IN PLAT BOOK 133, PAGE 17 BOTH OF RECORD IN THE SHELBY COUNTY REGISTER’S OFFICE, LOCATED IN SHELBY COUNTY, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A FOUND IRON PIN AT THE SOUTHWEST CORNER OF THE PROPERTY SHOWN ON THE FINAL PLAT FOR PHASE 7 OF THE GOODLETT FARMS EAST PLANNED DEVELOPMENT AS RECORDED IN PLAT BOOK 160, PAGE 32 AT SAID REGISTER’S OFFICE; THENCE S84º50’42”E ALONG THE SOUTH LINE OF SAID PHASE 7 A DISTANCE OF 282.43 FEET TO THE POINT OF BEGINNING; THENCE S84º50’42”E AND CONTINUING ALONG THE SOUTH LINE OF SAID PHASE 7 A DISTANCE OF 853.25 FEET TO A POINT ON THE CENTERLINE OF A PROPOSED ROAD; THENCE S4º39’18”W ALONG THE CENTERLINE OF SAID PROPOSED ROAD A DISTANCE OF 99.03 FEET TO THE POINT ON THE SOUTH LINE OF THE SAID APPLING ASSOCIATES PROPERTY; THENCE N85º46’44” W ALONG THE SOUTH LINE OF THE SAID APPLING ASSOCIATES PROPERTY A DISTANCE OF 851.96 FEET TO THE SOUTHWEST CORNER OF THE SAID APPLING ASSOCIATES PROPERTY; THENCE N4º00’15”E ALONG THE WEST LINE OF THE SAID APPLING ASSOCIATES PROPERTY A DISTANCE OF 112.93 FEET TO THE POINT OF BEGINNING AND CONTAINING 90,351 SQUARE FEET, OR 2.074 ACRES.

EXHIBIT A-3

DESCRIPTION OF CONCORD LAND

BEING A SURVEY OF PART OF THE SAM N. REAVES, JR., TRUSTEE PROPERTY AS RECORDED IN INSTRUMENT AA-6492 AND PART OF TRACTS 2, 3, 4, AND 5 OF THE SAM REAVES TRUSTEE PROPERTY AS RECORDED IN INSTRUMENT BN-2392 ALSO BEING PART OF THE PROPERTY SHOWN ON THE OUTLINE PLAN FOR THE GOODLETT FARMS EAST PLANNED DEVELOPMENT AS RECORDED IN PLAT BOOK 133, PAGE 17 AND PART OF THE PROPERTY SHOWN ON THE OUTLINE PLAN FOR THE GOODLETT FARMS EAST, FIRST ADDITION P.D. AS RECORDED IN PLAT BOOK 145, PAGE 26, ALL OF RECORD IN THE SHELBY COUNTY REGISTER’S OFFICE, LOCATED IN SHELBY COUNTY, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A FOUND IRON PIN AT THE SOUTHWEST CORNER OF THE PROPERTY SHOWN ON THE FINAL PLAT FOR PHASE 7 OF THE GOODLETT FARMS EAST PLANNED DEVELOPMENT AS RECORDED IN PLAT BOOK 160, PAGE 32 AT SAID REGISTER’S OFFICE; THENCE S84°50’42”E ALONG THE SOUTH LINE OF SAID PHASE 7 A DISTANCE OF 282.43 FEET TO A POINT ON THE WEST LINE OF THE APPLING ASSOCIATES PROPERTY (AS-8454); THENCE S4°00’15”W ALONG THE WEST LINE OF THE SAID APPLING ASSOCIATES PROPERTY AS DISTANCE OF 112.93 FEET TO THE SOUTHWEST CORNER OF THE SAID APPLING ASSOCIATES PROPERTY; THENCE S85°46’44”E ALONG THE SOUTH LINE OF THE SAID APPLING ASSOCIATES PROPERTY A DISTANCE OF 851.96 FEET TO A POINT ON THE CENTERLINE OF A PROPOSED ROAD; THENCE S4°39’18”W ALONG THE CENTERLINE OF SAID PROPOSED ROAD A DISTANCE OF 220.51 FEET TO THE POINT OF CURVATURE; THENCE CONTINUING ALONG THE CENTERLINE OF SAID PROPOSED ROAD FOLLOWING A 500.00 FOOT RADIUS CURVE TO THE RIGHT AN ARC DISTANCE OF 666.90 FEET (CHORD S42°51’55”W 618.55 FEET) TO THE POINT OF TANGENCY; THENCE S81°04’32”W ALONG THE CENTERLINE OF SAID PROPOSED ROAD A DISTANCE OF 618.23 FEET TO THE POINT OF CURVATURE; THENCE ALONG THE CENTERLINE OF SAID PROPOSED ROAD FOLLOWING A 500.00 FOOT RADIUS CURVE TO THE RIGHT AN ARC DISTANCE OF 659.27 FEET (CHORD N61°09’04”W 612.54 FEET) TO THE POINT OF TANGENCY; THENCE N23°22’41”W AND CONTINUING ALONG THE CENTERLINE OF THE SAID PROPOSED ROAD A DISTANCE OF 154.04 FEET TO A POINT ON THE SOUTHEAST LINE OF GOODLETT FARMS PARKWAY (RIGHT-OF-WAY VARIES); THENCE ALONG THE SOUTHEAST LINE OF SAID GOODLETT FARMS PARKWAY FOLLOWING A 858.42 FOOT RADIUS CURVE TO THE LEFT AN ARC DISTANCE OF 773.23 FEET (CHORD N44°31’16”E 747.36 FEET) TO THE POINT OF BEGINNING AND CONTAINING 1,078,283 SQUARE FEET, OR 24.754 ACRES.

EXHIBIT B

ADDITIONAL PERMITTED EXCEPTIONS

EXHIBIT B

Permitted Exceptions – Reaves Tract

1.	The lien of the following general and special taxes for the year or years specified and subsequent years: 2002 Shelby County taxes, liens, but not yet due or payable.

2.	Subdivision restrictions, building lines and easements of record in Plat Book 46, Page 28; Plat Book 55, Page 25; Plat Book 96, Page 7; Plat Book 99, Page 13; Plat Book 133, Page 17; Plat Book 145, page 26 and Plat Book 155, Page 34, in the Register’s Office of Shelby County, Tennessee,

3.	Easements of record in Book 1531, Page 153; Book 1675, Page 352; Book 3543, Page 55 and Book 3883, Page 331, in the aforesaid Register’s Office.

4.	8’ utility easement across southeast portion (no record easement found), as shown on aforesaid survey.

5.	Declaration of Covenants, Conditions and restrictions Application to Goodlett Farms Corporate Park of record at Instrument No. AM 1121, as amended at instrument No. AU 8897, in the aforesaid Register’s Office.

Reaves

EXHIBIT B

Permitted Exceptions – Appling Tract

1.	The lien of the following general and special taxes for the year or years specified and subsequent years: 2002 Shelby County taxes, liens, but not yet due or payable.

2.	Subdivision restrictions, building lines and easements of record in Plat Book 46, Page 28; Plat Book 55, Page 25; Plat Book 96, Page 7; Plat Book 99, Page 13; Plat Book 133, Page 17; in the Register’s Office of Shelby County, Tennessee,

3.	Declaration of Covenants, Conditions and restrictions Application to Goodlertt Farms Corporate Park of record at Instrument No. AM 1121, as amended at Instrument No. AU 8897, in the aforesaid Register’s Office.

Appling

EXHIBIT C

FORM OF MEMORANDUM OF OPTION TO PURCHASE

This document prepared by:

Dechert

1717 Arch Street

4000 Bell Atlantic Tower

Philadelphia, PA 19103

Attn: Glenn D. Blumenfeld, Esq.

MEMORANDUM OF OPTION TO PURCHASE

by and between

DAN M. PALMER AND EDWARD A. LABRY III

collectively as Optionor

and

CONCORD EFS, INC.

as Optionee

MEMORANDUM OF OPTION TO PURCHASE

This Memorandum of Option to Purchase (this “Memorandum”) is made and entered into as of this         day of July, 2002, by and between DAN PALMER AND EDWARD A. LABRY III, individuals having an address of 2525 Horizon Lake Drive, Memphis, TN 38133 (each, an “Optionor” and collectively, together with their respective heirs, permitted assigns and/or designee(s), “Optionor”) and CONCORD EFS, a Delaware corporation, with offices at 1100 Carr Road, Wilmington, Delaware 19809 (together with its permitted successors, assigns and/or designee(s), “Optionee”).

BACKGROUND

A.    Optionor, contemporaneously with the execution of this Agreement, is purchasing:

i.    An approximately 37.609 acre parcel of ground located on the south side of Goodlett Farms Parkway and the east side of Charles Bryan Road in Shelby County, Memphis, Tennessee, together with improvements constructed thereon and all easements, rights and privileges appurtenant thereto (collectively, the “Reaves Land”), which constitutes a portion of an approximately 62.363 acre parcel, consisting of the following five (5) Shelby County tax parcels; (i) district 2, block 7, parcel 298, (ii) district 2, block 7, parcel 115, (iii) district 2, block 7, parcel 244, (iv) district 2, block 7, parcel 270, and (v) district 2, block 7, parcel 271 (collectively, the “Reaves Tract”) as more particularly described on Exhibit A-1 attached hereto; and

ii.    An approximately 1.496 acre parcel of ground located on the south side of Goodlett Farms Parkway and the east side of Charles Bryan Road in Shelby County, Memphis, Tennessee, together improvements constructed thereon and all easements, right and privileges appurtenant thereto (collectively, the “Appling Land”, and together with the Reaves Land, the “Land”), which constitutes a portion of an approximately 3.624 acre parcel, also designated as the following Shelby County tax parcel: district 2, block 7, parcel 296 (collectively the “Appling Tract”,and collectively with the Reaves Tract, the “Tracts”) as more particularly described on Exhibit A-2 attached hereto.

B.    Optionee, contemporaneously with the execution of this Agreement, is purchasing the balance of the Tracts (collectively the “Concord Land”) consisting of (i) an approximately 24.754 acre parcel of the Reaves Tract and (ii) an approximately 2.128 acre parcel of the Appling Tract(collectively, subparagraphs (i) and (ii) are referred to as the “Concord Land”), both as more particularly described on Exhibit A-3 attached hereto. Thereupon, Optionee will be constructing an approximately 180,000 square foot headquarters office (including warehouse space) and data center, together with appurtenant parking.

C.    Optionor wishes to grant unto Optionee an option to purchase (the “Option”) followed by a right of first refusal to purchase (the “ROFR”) the Land together with all furnishings, fixtures and equipment, if any, located thereon or used in connection therewith (collectively, the “Personalty”), and all intangible rights relating to the foregoing, and all permits, licenses, approvals and warranties, if any, relating thereto (collectively, the “Intangible Property”; and together with the Land and the Personalty, the “Property”) upon the terms and conditions set forth herein, and Optionee wishes to accept such option to purchase.

TERMS OF OPTION

1. The Agreement provides that the Option shall be exercised by Optionee, if at all, by written notice to be delivered to Optionor not later than five (5) years after the date hereof, and the ROFR shall be exercised, if at all, during a period commencing immediately upon the expiration of the five (5)-year Option period, until the date that is ten (10) years after the date hereof.

2. The purchase price for the Property and the other terms of sale under the Option and the ROFR are set forth in the Agreement.

3. This Memorandum is recorded to give notice of the Option and the ROFR and nothing contained herein shall be deemed to modify, change, supersede, limit or abridge any term or condition of the Agreement.

All of the terms and conditions of the Agreement are incorporated herein by reference as though set forth fully herein.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the day and year first above written.

OPTIONOR:

DAN M. PALMER

EDWARD A. LABRY III

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                          of                                    :

                                                                                  :             ss

County of                                                                 :

On the day      of                     , 2002, before me, subscriber, a Notary Public in and for the                      and County aforesaid, personally appeared and acknowledged himself to be DAN M. PALMER, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid

[Notarial Seal]

My Commission Expires:

Notary Public

                                          of                                  :

                                                                                :             ss

County of                                                               :

On the      day of                     , 2002, before me, subscriber, a Notary Public in and for the                      and County aforesaid, personally appeared and acknowledged himself to be EDWARD A. LABRY, III, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid

[Notarial Seal]

My Commission Expires:

Notary Public

OPTIONEE: CONCORD EFS, INC., a Delaware corporation

BY:
Name: Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                          of                                 :

                                                                              :             ss

County of                                                              :

On the      day of                 , 2002, before me, subscriber, a Notary Public in and for the                  and County aforesaid, personally appeared                      who acknowledged himself to be                      of CONCORD EFS, INC., a Delaware corporation, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Company by himself as such officer.

WITNESS my hand and seal the day and year aforesaid

[Notarial Seal]

My Commission Expires:

Notary Public

EXHIBIT A-l

to Memorandum of Option to Purchase

Description of the Reaves Land

EXHIBIT A-2

to Memorandum of Option to Purchase

Description of Appling Land

EXHIBIT A-3

to Memorandum of Option to Purchase

Description of Concord Land

CONCORD EFS, INC.

1100 Carr Road

Wilmington, DE 19809

November 22, 2002

VIA FAX AND FEDEX

Dan M. Palmer and Edward A Labry III

2525 Horizon Lake Drive

Memphis, TN 38133

Attn: Dan M. Palmer

Fax: 901.381.5575

Re:    Exercise Notice for Purchase Option for Reaves Land and Appling Land

Dear Messrs. Palmer and Labry:

Pursuant to the terms of a certain Option to Purchase Agreement, dated as of July 17, 2002 (the “Option Agreement”) by and between Dan Palmer and Edward A. Labry III (collectively, “Optionor”), on the one hand, and Concord EFS, Inc., a Delaware corporation (“Optionee”) on the other hand, Optionor granted Optionee an option to purchase an approximately 37.669 acre parcel of ground located on the south side of Goodlett Farms Parkway and the east side of Charles Bryan Road in Shelby County, Memphis, Tennessee, as such property is more fully described in the Option Agreement (the “Reaves Land”) and an approximately 1.496 acre parcel of ground contiguous to the Reaves Land, as such property is more fully described in the Option Agreement (the “Appling Land”). Capitalized terms used herein without separate definition shall have the same meanings as in the Option Agreement.

Pursuant to Section 3 of the Option Agreement, Optionee does hereby give Optionor notice of its exercise of the Option to purchase the Property. This notice constitutes the Exercise Notice. As required by Section 3 of the Option Agreement:

a.	Optionee’s initial determination of the Purchase Price is that the Purchase Price shall be $2,930,372.53, which is the price paid by Optionor at the closing on its acquisition of the Property.

b.	The Closing Date (as such term is defined in the Option Agreement) shall be December 23, 2002, or such other date as agreed to by Optionor and Optionee.

Please do not hesitate to call with any questions you may have.

Sincerely,

Edward T. Haslam

on behalf of Concord EFS, Inc.

cc:	Jim Smith, Esq., Smith & Smith Law Firm (Fax: 901.683.0223)

Glenn D. Blumenfeld, Esq. Dechert

Daniel W. Simcox, Esq., Dechert

CONCORD EFS, INC.

1100 Carr Road

Wilmington, DE 19809

December 20, 2002

VIA FAX AND FEDEX

Dan M. Palmer and Edward A Labry III

2525 Horizon Lake Drive

Memphis, TN 38133

Attn: Dan M. Palmer

Fax: 901.381.5575

Re:    Purchase Option for Property in Memphis, TN

Dear Messrs. Palmer and Labry:

Pursuant to the terms of a certain Option to Purchase Agreement, dated as of July 17, 2002 (the “Option Agreement”) by and between Dan Palmer and Edward A. Labry III (collectively, “Optionor”), on the one hand, and Concord EFS, Inc., a Delaware corporation (“Optionee”) on the other hand, Optionor granted Optionee an option to purchase an approximately 37.669 acre parcel of ground located on the south side of Goodlett Farms Parkway and the east side of Charles Bryan Road in Shelby County, Memphis, Tennessee, as such property is more fully described in the Option Agreement (the “Reaves Land”) and an approximately 1.496 acre parcel of ground contiguous to the Reaves Land, as such property is more fully described in the Option Agreement (the “Appling Land”). Optionor properly exercised the Option pursuant to an Option Notice dated November 22, 2002. Capitalized terms used herein without separate definition shall have the same meanings as in the Option Agreement.

From discussions this week, we understand that you wish to reschedule the Closing Date from December 23, 2002 to December 30 or 31, 2002. This letter will evidence our agreement to reschedule the Closing Date to December 31, 2002, or such earlier date as agreed to by Optionor and Optionee in writing.

Please do not hesitate to call with any questions you may have.

Sincerely,

/s/ Edward T. Haslam

Edward T. Haslam

on behalf of Concord EFS, Inc.

Acknowledged and Agreed:

/s/ Dan Palmer	/s/ Edward A. Labry III
Dan Palmer	Edward A. Labry III

cc:	J. Richard Buchignani, Esq. (Fax: 901.381.5533)

Jim Smith, Esq., Smith & Smith Law Firm (Fax: 901.683.0223)

Daniel W. Simcox, Esq., Dechert (Fax: 215.655.2922)